UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 15, 2019

YAYYO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39132	81-3028414
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

433 N. Camden Drive, Suite 600 Beverly Hills, California	90210
(Address of registrant’s principal executive office)	(Zip code)

(310) 926-2643

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000001 per share	YAYO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events.

On November 15, 2019, YayYo, Inc. (the “Company”) issued a press release announcing that it had closed its initial public offering of 2,625,000 common shares at $4.00 per share. Total gross proceeds from the offering were $10,500,000, before deducting underwriting discounts and commissions and other offering expenses. The Company’s press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Carmel, Milazzo & DiChiara LLP.
23.1	Consent of Carmel, Milazzo & DiChiara LLP (included in Exhibit 5.1).
99.1	Press Release dated November 15, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2019	YAYYO, INC.

	By:	/s/ Jonathan Rosen
	Name:	Jonathan Rosen
	Title:	Chief Executive Officer